                                                                    EXHIBIT 10.5

                              DOVER SADDLERY, INC.
                           2005 EQUITY INCENTIVE PLAN

                    RESTRICTED STOCK PURCHASE AGREEMENT

      THIS AGREEMENT made this ________ day of __________________, _____, by and between Dover Saddlery, Inc., a corporation organized under the laws of the State of Delaware (the "Company"), and __________________, an individual currently residing at ____________________________(the "Purchaser").

                       W I T N E S S E T H  T H A T:

      WHEREAS, Purchaser's association with the Company or an Affiliate is considered by the Company to be important for the growth of it and its Affiliates; and

      WHEREAS, the Company desires to sell to Purchaser, and Purchaser desires to purchase from the Company, shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), pursuant to the Company's 2005 Equity Incentive Plan (the "Plan") and otherwise according to the terms and conditions hereof;

      NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

1.    ISSUANCE OF COMMON STOCK

      1.1. The Company hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase an aggregate of _______________________ (__________) shares of Common Stock in consideration of an amount of cash equal to the product of such number of shares and $_______ (the "Cash Purchase Price Per Share").

      1.2. Upon receipt by the Company of a copy of this Agreement duly executed and completed by the Purchaser, and the aggregate cash consideration described in Section 1.1, the Company shall issue in the name of Purchaser duly executed certificates evidencing the shares of Common Stock purchased endorsed with the legend set forth in Section 7.3 below. Certificates evidencing Acquired Shares shall be held in escrow by the Company as hereinafter provided.

2.    RESTRICTION ON TRANSFER

      2.1. Subject to the remaining provisions of this Section and except for the escrow described in Section 4, none of the Restricted Shares or any beneficial interest therein shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of in any way at any time (including, without limitation, by operation of law) other than (i) to the Company or its assignees or (ii), to any other person on (but only upon) death by will, bequest or operation of law (a "Permitted Transferee").

      2.2. All Permitted Transferees of Restricted Shares or any interest therein shall be required as a condition of such transfer to agree in writing, in form satisfactory to the Company, that they shall receive and hold such Shares or interest subject to the provisions of this Agreement, including, without limitation, the Repurchase Right. Any sale, transfer, assignment, pledge, encumbrance or other disposition of the Restricted Shares other than in accordance with this Section shall be void. The Company shall not be required
(i) to transfer on its books any Restricted Shares sold, transferred or otherwise disposed of in violation of this Section or (ii) to treat as owner of any Restricted Shares, or to pay dividends in respect of Restricted Shares to, any person purporting to have acquired Restricted Shares or any beneficial interest therein unless such Restricted Shares or interest were acquired in compliance with the provisions of this Section.

3.    REPURCHASE RIGHT AS TO RESTRICTED SHARES

      3.1. As of the Purchaser's Termination Date, the Company shall have an irrevocable, exclusive right, but not any obligation, to reacquire from the Purchaser or any Permitted Transferee all or any portion of the Restricted Shares as of such Date at its election and for cash consideration equal to the product of the Cash Purchase Price Per Share (subject to adjustment as provided in the Plan in the event of any stock split or other corporate action affecting the Restricted Shares) and the number of the Restricted Shares the Company has elected to repurchase. The Company may exercise its Repurchase Right at any time within ninety (90) days after the Purchaser's Termination Date by written notice to Purchaser or any Permitted Transferee beneficially owning such Restricted Shares accompanied by cash or its check in the amount of the cash consideration required. Upon delivery of such notice and consideration the Company shall become the legal and beneficial owner of the Shares being reacquired and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name the number of Shares being reacquired by the Company.

      3.2. The Acquired Shares shall be released from the Company's Repurchase Right in accordance with the provisions of Schedule A attached hereto. Unless otherwise expressly provided on such Schedule A, no Acquired Shares shall be released from the Company's Repurchase Right following the Purchaser's Termination Date. All Restricted Shares shall become Vested Shares following the expiration of the period within which the Company may exercise the Repurchase Right, but only to the extent the Company has not elected to exercise such Right.

4.    ESCROW OF SHARES

      4.1. The Restricted Shares issued under this Agreement shall be held in escrow by the Company, as escrow holder ("Escrow Holder"), together with a stock power executed in blank by the Purchaser, until the expiration of the Company's Repurchase Right and the Purchaser's satisfaction of the requirements of Section
5.1 (relating to tax withholdings).

      4.2. If the Company exercises its Repurchase Right hereunder, it shall have the right, as Escrow Holder, to take all steps necessary to accomplish such transfer, including but not limited to presentment of certificates representing the Shares subject to such repurchase, together with a stock power executed by or in the name of the Purchaser appropriately completed by the Escrow Holder, to the Company's transfer agent with irrevocable instructions to register transfer of such Shares into the name of the Company. The Purchaser hereby appoints the Company, in its capacity as Escrow Holder, as his or her irrevocable attorney-in-fact to execute in his or her name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the Shares.

      4.3. When any portion of the Acquired Shares have been released from the Repurchase Right, upon Purchaser's request the Company, as Escrow Holder, shall promptly cause a new certificate to be issued for such Shares and shall deliver such certificate to Purchaser subject, however, to the Purchaser's satisfaction of the requirements of Section 5.1 (relating to tax withholdings).

      4.4. Subject to the terms hereof, Purchaser shall have all the rights of a stockholder with respect to the Shares while they are held in escrow, including without limitation, the right to receive any dividends declared thereon. If, from time to time during the term of the Repurchase Right, there occurs any corporate or other action giving rise to substituted or additional securities by reason of ownership of the Shares such substituted or additional securities, with the legend required by Section 7.3, shall be immediately subject to this escrow and deposited with the Escrow Holder.

5.    TAX CONSEQUENCES

      5.1. It is understood by the Company and Purchaser that the issuance of the Acquired Shares hereunder may be deemed compensatory in purpose and in effect and that as a result the Company or an Affiliate may be obligated to pay withholding taxes in respect of such Acquired Shares at the time Purchaser becomes subject to Federal income taxation as a result of the receipt or vesting of the Shares hereunder. In the event that at the time the above-said withholding tax obligations arise (i) Purchaser is no longer in the employ of the Company or an Affiliate or (ii) Purchaser's other cash compensation from the Company and its Affiliates is not sufficient to meet the aforesaid withholding tax obligation, Purchaser hereby agrees to provide the Company or its Affiliate with an amount sufficient to pay all withholding taxes required to be paid as and when such taxes become payable (which amount, subject to any applicable election requirements of the Plan, may be provided in the form of shares of Common Stock, including Acquired Shares then held by the Escrow Holder which have become Vested Shares). Purchaser agrees that in the event and to the extent the Company and its Affiliates determine that they are not obligated to withhold taxes payable by Purchaser with respect to such Shares but the Company or an Affiliate is later held liable due to any non-payment of taxes on the part of Purchaser, the Purchaser shall indemnify and hold the Company and its Affiliates harmless from the amount of any payment made by them in respect of such liability.

      5.2. Purchaser hereby agrees to deliver to the Company (and his or her employing Affiliate, if applicable) a signed copy of any instrument, letter or other document he or she may execute and file with the Internal Revenue Service evidencing his or her election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat his or her receipt of the Acquired Shares as includible in his or her gross income in the year of receipt.

Purchaser shall deliver the said copy of any such instrument of election within five (5) days after the date on which any such election is required to be made in accordance with the appropriate provisions of the Internal Revenue Code or applicable Regulations thereunder.

6.    COMPLIANCE WITH LAW

      6.1. Purchaser represents and warrants, and each Permitted Transferee shall, as a condition of transfer, represent and warrant, that he or she is acquiring the Shares of his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such Shares.

      6.2. Purchaser acknowledges and agrees, and each Permitted Transferee shall, as a condition of transfer, acknowledge and agree, that neither the Company nor any agent of the Company shall be under any obligation to recognize any transfer of any of the Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

7.    GENERAL PROVISIONS

      7.1. This Agreement shall be governed and enforced in accordance with the terms of the Plan and the laws of the State of Delaware, without regard to the conflict of laws principles thereof, and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

      7.2. This Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and thereof, supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way and may only be modified or amended in writing signed by the Company and the Purchaser.

      7.3. The certificates representing the Restricted Shares shall be endorsed with the following legend:

      The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions (including, without limitation, the right of Dover Saddlery, Inc. to repurchase the shares) of the Dover Saddlery, Inc. 2005 Equity Incentive Plan and a Restricted Stock Purchase Agreement entered into by the registered owner and Dover Saddlery, Inc.. Copies of such Plan and Agreement are on file in the offices of Dover Saddlery, Inc.

      7.4. All notices or communications provided for under this Agreement shall be given in writing and by hand or by registered mail, return receipt requested, postage prepaid, and shall be addressed

            (i) in the case of Purchaser, to his or her address appearing at the outset of this Agreement and

            (ii) in the case of the Company, to its principal place of business, addressed to the attention of its Treasurer.

      Notices given as hereinabove provided shall be deemed received (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report. Any party hereto may designate a change of address by written notice to the other parties given at least ten (10) days before such change is to become effective for purposes of this Agreement.

      7.5. The rights and obligations of each party under this Agreement shall inure to the benefit of and be binding upon such party's heirs, legal representatives, successors and permitted assigns. The rights and obligations of the Company under this Agreement shall be assignable by the Company to any one or more persons or entities without the consent of the Purchaser or any other person. The rights and obligations of any person other than the Company under this Agreement may only be assigned with the prior written consent of the Company.

      7.6. No consent to or waiver of any breach or default in the performance of any obligations hereunder shall be deemed or construed to be a consent to or waiver of any other breach or default in the performance of any of the same or any other obligations hereunder. Failure on the part of any party to complain of any act or failure to act of any other party or to declare any party in default, irrespective of the duration of such failure, shall not constitute a waiver of rights hereunder and no waiver hereunder shall be effective unless it is in writing, executed by the party waiving the breach or default hereunder.

      7.7. If any provision of this Agreement shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

      7.8. The headings in this Agreement are for convenience of identification only, do not constitute a part hereof, and shall not affect the meaning or construction hereof.

      7.9. Purchaser agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

      7.10. In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in the county in which the Company's headquarters is located, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. Each party hereto, in addition to being entitled to exercise all rights granted by law including recovery of damages (but subject to the remainder of this subsection), will be entitled to specific performance of his, her or its rights under this Agreement. The parties hereto agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate. EACH PARTY HEREBY WAIVES

ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

      7.11. Nothing contained in this Agreement shall confer upon the Purchaser any right with respect to the continuation of his or her employment or other association with the Company or any Affiliate, or interfere in any way with the right of the Company and its Affiliates, subject to the terms of Purchaser's separate employment or consulting agreement, if any, or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment or consulting agreement or otherwise modify the terms and conditions of Purchaser's employment or association with the Company or an Affiliate.

      7.12. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed an original and all of which, taken together, shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

8.    DEFINITIONS

      For all purposes of this Agreement, the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

      "Acquired Shares" means (i) the shares of Common Stock acquired by the Purchaser pursuant to this Agreement, and (ii) any shares of stock or other securities issued in respect of or in replacement for the shares of Common Stock described in clause (i) as a result of a corporate or other action such as a stock dividend, stock split, merger, consolidation, reorganization, or recapitalization.

      "Cash Purchase Price Per Share" has the meaning assigned such term in
Section 1.1 hereof.

      "Common Stock" has the meaning assigned such term in the Preamble.

      "Escrow Holder" has the meaning assigned such term in Section 4 hereof.

      "Income Recognition Date" has the meaning assigned such term in Section
5.3 hereof.

      "Permitted Transferee" has the meaning assigned such term in Section 2.1(ii) hereof.

      "Repurchase Right" means the right of the Company to reacquire any or all of the Restricted Shares as provided in Section 3.1.

      "Restricted Shares" means, at the time of reference thereto, that number of the Acquired Shares as shall not have become Vested Shares.

      "Termination Date" means the date, as reasonably fixed and determined by the Company, of the voluntary or involuntary termination of the Purchaser's employment or other association with all of the Company and its Affiliates, for any or no reason whatsoever, including death or disability; provided, however, that military or sick leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of 90 days or the period during which the Purchaser's reemployment rights, if any, are guaranteed by statute or by contract.

      "Vested Shares" means, at the time of reference thereto, that number, if any, of Acquired Shares as shall have been released from the Repurchase Right on or prior to such time.

All other capitalized terms used but not defined herein shall have the respective meaning given such terms in the Plan.

      IN WITNESS WHEREOF, the parties have duly executed this Agreement under seal as of the month, day and year first set forth above.

DOVER SADDLERY, INC.                      PURCHASER



By: __________________________            ________________________________

Title:__________________________

                                                                 SCHEDULE A

      This Schedule A provides for the vesting and release from the Company's Repurchase Right set out in the Restricted Stock Purchase Agreement (the "Agreement") to which it is attached of the Acquired Shares thereunder. Capitalized terms not defined herein shall have the same meaning as such terms are assigned under the Agreement.

      1. Release Based on Continued Employment. At each anniversary of the date of the Agreement, that percentage of the Acquired Shares set forth opposite such anniversary shall be released from the Company's Repurchase Right and become Vested Shares, with any fractions rounded down except on the final installment:

                             Anniversary     Percentage
                             -----------     ----------
                               --------         --%
                               --------         --%
                               --------         --%
                               --------         --%
                               --------         --%

      2. Release On Certain Events. Upon the occurrence of a Change of Control (as defined in the Plan), all of the then Restricted Shares shall be released from the Company's Repurchase Right and become Vested Shares.